PRESS RELEASE

FOR IMMEDIATE RELEASE:	CONTACT:

Titanium Metals Corporation 1999 Broadway, Suite 4300 Denver, Colorado 80202	Bruce P. Inglis Vice President – Finance and Corporate Controller (303) 296-5600

TIMET AFFIRMS 2005 FULL YEAR GUIDANCE

DENVER, COLORADO . . . November 7, 2005 . . . Titanium Metals Corporation (“TIMET” or the “Company”) (NYSE: TIE) announced that its 2005 full year guidance remains unchanged from the guidance provided on October 11, 2005.

The Company also announced that its third quarter 2005 results will be released contemporaneously with the filing of its third quarter 2005 Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

TIMET, headquartered in Denver, Colorado, is a leading worldwide producer of titanium metal products. Information on TIMET is available on its website at www.timet.com.

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